Exhibit 10.4
SECOND AMENDED AND RESTATED PERFORMANCE GUARANTY
This SECOND AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of March 1, 2024, is made by OWENS CORNING, a Delaware corporation (the “Performance Guarantor”), in favor of PNC Bank, National Association (“PNC”), as administrator (together with its successors and assigns in such capacity, the “Administrator”), for the benefit of itself, the Purchasers, the Purchaser Agents and their respective successors and assigns under the Receivables Purchase Agreement (as defined below). Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the Sale Agreement referred to below.
PRELIMINARY STATEMENTS:
(1)    Concurrently herewith, Owens Corning Sales, LLC, a Delaware limited liability company (“OC Sales”), Owens Corning Receivables LLC, a Delaware limited liability company (the “SPV”) and the other Originators from time to time party thereto (together with OC Sales, collectively, the “Originators”) are entering into that certain Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators are selling and contributing to, and will from time to time hereafter sell and contribute, to the SPV, Receivables and Related Rights.
(2)    Concurrently herewith, the SPV, as Seller, OC Sales, as initial Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, the Administrator and PNC Capital Markets LLC, as Structuring Agent, are entering into that certain Third Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers will from time to time make purchases of, and reinvestments in, Receivables and Related Security, (ii) the LC Banks will issue Letters of Credit to the SPV or its designees, (iii) the SPV has granted a security interest in the Pool Receivables and Related Security to the Administrator for the benefit of itself, the Purchasers, the Purchaser Agents and their respective successors and assigns, (iv) the SPV has assigned to the Administrator (for the benefit of itself, the Purchaser Agents and the Purchasers) all of the SPV’s rights, interests and claims under the Sale Agreement, and (v) OC Sales will service the Pool Receivables.
(3)    The Performance Guarantor is the direct owner of 100% of the outstanding membership interests and other equity interests of each Originator. OC Sales is the direct owner of, and through its ownership of OC Sales, the Performance Guarantor is the indirect owner of, 100% of the outstanding membership interests and other equity interests of the SPV.
(4)    The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Purchase Agreement.
(5)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originators sales and contributions, as applicable, to the SPV from time to time under the Sale Agreement, (ii) OC Sales’ servicing of the Pool Receivables under the Receivables Purchase Agreement, (iii) the financial accommodations made by the Purchasers to the SPV from time to time under the Receivables Purchase Agreement, and (iv) the other transactions contemplated under the Transaction Documents.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1.    Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrator (including, without limitation, as assignee of the SPV’s rights, interests and claims under the Sale Agreement) and the Credit Parties the due and punctual performance and observance by OC Sales and each Originator (or any of its successors and assigns, collectively the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings, and obligations on the part of such Covered Entity to be performed or observed by it under the Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment, deemed collection or repurchase obligation under any such Transaction Document, in each case, on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings, and obligations on the part of the Covered Entities to be paid, performed or observed by it being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe (or cause to be performed or observed) such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or to observe (or to cause to be performed or observed) any Guaranteed Obligation that the Administrator, any Purchaser, any Purchaser Agent, the SPV or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity, the SPV or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrator (on behalf of itself, the other Credit Parties and their respective successors and assigns) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrator, any Purchaser Agent or any Purchaser may have against any Covered Entity, the SPV, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that the Guaranteed Obligations do not include any recourse for any non-payment or late payment of the Pool Receivables solely due to the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or for which payment of any Guaranteed Obligations would otherwise constitute recourse to the Performance Guarantor or any Covered Entity for uncollectible Pool Receivables.
SECTION 2.    Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be absolute and unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Credit Party or the SPV to collect any Receivables or to realize upon any other Pool Assets or any other Pool Assets or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities, the SPV or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by the Credit Parties or the SPV with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Credit Parties or the SPV with respect thereto, (vi) the failure by any Credit Party or the SPV to take any steps to perfect and maintain perfected its interest in any Receivable or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of collateral or any other assets of any Covered Entity or the SPV, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the SPV, the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the SPV or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Credit Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.
(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified above in Section 2(a), then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were a principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, the SPV or any other Person makes a payment or payments to the any Credit Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the SPV or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the SPV, and such Person or to any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
SECTION 3.    Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Credit Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.
SECTION 4.    Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity or the SPV, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Credit Party or the SPV exhaust any right or take any action against any Covered Entity, the SPV, any other Person or any property. The Performance Guarantor represents and warrants to the Administrator (for the benefit of itself and the other Credit Parties) that it has adequate means to obtain from the Covered Entities and the SPV on a continuing basis, all information concerning the financial condition of such entities, and that it is not relying on any Credit Party to provide such information either now or in the future.
SECTION 5.    Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Credit Party or the SPV against any Covered Entity and the SPV and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Covered Entity, or the SPV which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of all the Guaranteed Obligations.

SECTION 6.    Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to the Administrator, each Purchaser Agent and each Purchaser on the date of each Release and on each date that an Investment occurs, as follows:
(a)    Existence and Power. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect on the Performance Guarantor.
(b)    Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Performance Guarantor of this Performance Guaranty are within the Performance Guarantor’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Performance Guarantor or of any judgment, injunction, order or decree or agreement or other material instrument binding upon the Performance Guarantor or result in the creation or imposition of any lien on assets of the Performance Guarantor.
(c)    Binding Effect of Agreement. This Performance Guaranty constitutes the legal, valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All written factual information taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act and furnished by or on behalf of the Performance Guarantor in writing to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Performance Guaranty is, and all other such factual information taken as a whole hereafter furnished in writing by or on behalf of the Performance Guarantor to the Administrator, any Purchaser Agent or any Purchaser will be, taken as a whole, and together with all supplements and amendments thereto and any information contained in any public filings made with the SEC pursuant to the Exchange Act, true and accurate in all material respects as of the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that “factual information” does not include any forward-looking information, projections, estimates, information of a general economic nature or general information about the Performance Guarantor’s industry.
(e)    Actions, Suits. Except as set forth in Schedule III of the Receivables Purchase Agreement thereto, there are no actions, suits or proceedings pending or, to the best of the Performance Guarantor’s knowledge, threatened in writing against or affecting the Performance Guarantor or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a material adverse effect upon the ability of the Performance Guarantor (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    No Conflict or Violation. The execution and delivery of this Performance Guaranty, the performance of the transactions contemplated by this Performance Guaranty and the fulfillment of the terms of this Performance Guaranty by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(g)    No Material Adverse Effect. Since December 31, 2023 there has been no Material Adverse Effect with respect to the Performance Guarantor.
SECTION 7.    Covenant regarding Change in Control. The Performance Guarantor covenants and agrees that, from the date hereof until the date following the Facility Termination Date when all Obligations (as defined in the Receivables Purchase Agreement) have been paid in full, the Performance Guarantor shall not permit a Change in Control to occur.
SECTION 8.    Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, THE PERFORMANCE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PERFORMANCE GUARANTOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PERFORMANCE GUARANTY OR ANY DOCUMENT RELATED HERETO. THE PERFORMANCE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
SECTION 9.    Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrator and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrator, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 10.    Expenses. The Performance Guarantor will upon demand pay to the Administrator, the Purchasers Agents and the Purchasers the amount of any and all reasonable expenses, including reasonable Attorney Costs, expenses and disbursements, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.
SECTION 11.    Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile) and mailed, sent or delivered to it (a) if to the Administrator, to its address specified for notices in the Receivables Purchase Agreement and (b) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
Attention:    Treasurer
Telephone:    (419) 248-7380
Facsimile: (419) 325-3380

All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 12.    No Waiver; Remedies. No failure on the part of any Credit Party or the SPV to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 13.    Continuing Agreement. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the date following the date after the Facility Termination Date when all the Obligations (as defined in the Receivables Purchase Agreement) have been paid in full, (ii) be binding upon the Performance Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by any Credit Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser or Purchaser Agent permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers and Purchaser Agents herein or otherwise. Each of the parties hereto hereby agrees that each of the Credit Parties, the Indemnified Parties and the Affected Persons shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrator in its sole discretion. Any payments hereunder shall be made in full in dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of dollars required hereunder.
SECTION 14.    GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK)).
SECTION 15.    Effect of Performance Guaranty. This Performance Guaranty amends and restates in its entirety, as of the date hereof, that certain Amended and Restated Performance Guaranty, dated as of May 5, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”), between the Performance Guarantor and the Administrator. Upon the effectiveness of this Performance Guaranty, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Performance Guaranty, the Performance Guarantor shall continue to be liable to each of the Purchasers, the Purchaser Agents, and the Administrator for the Guaranteed Obligations (as defined in the Prior Performance Guaranty), fees and expenses which are accrued and unpaid under the Prior Performance Guaranty on the date hereof (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Purchasers, the Purchaser Agents or the Administrator existed in the Prior Performance Guaranty and continue to exist in this Performance Guaranty, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guaranty shall continue and survive the execution and delivery of this Performance Guaranty. Upon the effectiveness of this Performance Guaranty, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Performance Guaranty. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.
SECTION 16.    Severability. Any provisions of this Performance Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 17.    No Proceedings. The Performance Guarantor hereby covenants and agrees that it and its Subsidiaries will not institute against, or join any other Person in instituting against, the SPV, any Insolvency Proceeding until one year and one day after the Facility Termination Date. The provisions of this Section 17 shall survive any termination of this Performance Guaranty.
SECTION 18.    Execution in Counterparts. This Performance Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature Pages Follow]IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
OWENS CORNING

By: /s/ Matthew Fortunak
Name: Matthew Fortunak
Title: Vice President and Treasurer

Accepted as of the
date hereof:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator
By: /s/ Christopher Blaney
Name:     Christopher Blaney
Title:     Senior Vice President